Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-204006 of Blue Cube Spinco Inc. of our report dated May 6, 2015 relating to the balance sheet of Blue Cube Spinco Inc. as of March 13, 2015, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Midland, Michigan

August 11, 2015